UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2014

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor, New York, New York 10022
(Address, including zip code, of Principal Executive Offices)
(212) 415-6500
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 13, 2014, American Realty Capital Properties, Inc. (the “Company”) filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) by which it announced its intention to spin off (the “Spin-off”) its multi-tenant shopping center business into a publicly traded REIT, American Realty Capital Centers, Inc. In light of the materiality of the disposition of the assets pursuant to the Spin-off and such disposition’s effect on the Company’s financial statements, the Company is filing unaudited pro forma financial information as required by Item 9.01(b) of Form 8-K in order to present the effect of the Spin-off on the Company’s financial statements as of March 31, 2014 and December 31, 2013. The unaudited pro forma financial statements are presented as if the Spin-off occurred at the beginning of the periods presented. Such unaudited pro forma financial statements are attached to this Current Report on Form 8-K as Exhibit 99.1 and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Unaudited pro forma consolidated financial statements of the Company, which include unaudited financial information relating to the Spin-off as of March 31, 2014 and for the periods ended March 31, 2014 and December 31, 2013, are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
99.1	The Company’s Unaudited Pro Forma Consolidated Financials as of March 31, 2014 and for the three months ended March 31, 2014 and the year ended December 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

May 19, 2014	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors